As filed with the Securities and Exchange Commission on July 12, 2024.
Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDIACO HOLDING INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation or Organization)	84-2427771 (I.R.S. Employer Identification Number)

48 West 25th Street, Third Floor New York, New York 10010 (212) 229-9797 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Jacqueline Hernández
Interim Chief Executive Officer
MediaCo Holding Inc.
48 West 25th Street, Third Floor
New York, New York 10010
(212) 229-9797

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Justin W. Chairman, Esquire
Morgan, Lewis & Bockius LLP
2222 Market Street
Philadelphia, PA 19103
(215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non‑accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 12, 2024

PROSPECTUS

MEDIACO HOLDING INC.

46,832,646 Shares of Class A Common Stock

The selling shareholders named in this prospectus may from time to time, in one or more offerings, offer and sell up to 46,832,646 shares of our Class A common stock. We will not receive any proceeds from the sale of shares of our Class A common stock by the selling shareholders.

We are registering the offer and sale of the shares of Class A common stock owned by the selling shareholders to satisfy registration rights we have granted to the selling shareholders pursuant to a registration rights agreement, dated April 17, 2024 (the “Registration Rights Agreement”), which we entered into in connection with the Estrella Transactions (as defined below). Pursuant to the Registration Rights Agreement, we have agreed to bear certain expenses of the registration of the Class A common stock under the federal securities laws on behalf of the selling shareholders.

The selling shareholders may offer and sell the Class A common stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 8 of this prospectus or by any means described in an applicable prospectus supplement, if any.

Our Class A common stock is traded on the Nasdaq Capital Market under the symbol “MDIA”.  On July 11, 2024, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $3.43 per share.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any applicable prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
MEDIACO HOLDING INC.	2
FORWARD‑LOOKING INFORMATION	3
RISK FACTORS	3
SELLING SHAREHOLDERS	4
USE OF PROCEEDS	5
DIVIDEND POLICY	5
DESCRIPTION OF CAPITAL STOCK	5
PLAN OF DISTRIBUTION	8
LEGAL MATTERS	9
EXPERTS	9
WHERE YOU CAN FIND MORE INFORMATION	9
INFORMATION INCORPORATED BY REFERENCE	10
DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	10

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. This prospectus and any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and  any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities sold on a later date.

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus.  As we describe below in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the Securities and Exchange Commission (the “SEC”) that contain information about us.  Before you decide whether to invest in our securities, you should read this prospectus and the information we otherwise file with the SEC.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.  We have not authorized anyone to provide you with different information.  You should assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document. The terms “MediaCo,” the “Company,” “our,” “us,” and “we,” as used in this prospectus, refer to MediaCo Holding Inc., unless we state otherwise or the context indicates otherwise.

MEDIACO HOLDING INC.

Overview

MediaCo Holding Inc. (“MediaCo” or the “Company”) is an owned and operated multi-media company formed in Indiana in 2019, focused on radio and digital advertising, premium programming and events.

We own and operate two radio stations located in New York City, as well as the assets acquired in April 2024 in our transactions the (“Estrella Transactions”) with Estrella Broadcasting, Inc. and its subsidiary Estrella Media, Inc. (“Estrella Media”).  These assets include Estrella Media’s network, content, digital, and commercial operations. Among the Estrella Media brands joining MediaCo are the EstrellaTV network and its influential linear and digital video content business, and Estrella Media’s expansive digital channels, including its four FAST channels – EstrellaTV, Estrella News, Cine EstrellaTV, and Estrella Games – and the EstrellaTV app. We derive our revenues primarily from TV, radio, and digital advertising sales, but we also generate revenues from events, including sponsorships and ticket sales, licensing, and syndication.

A description of the Company’s Estrella MediaCo business is set forth in Amendment No. 1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2024, and is attached hereto as Exhibit 99.1.

Corporate Information

Our principal executive offices are located at 48 West 25th Street, Third Floor, New York, New York, 10010, and our telephone number is (212) 229-9797. Our website address is www.mediacoholding.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any applicable prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RISK FACTORS

An investment in the securities offered by this prospectus involves a high degree of risk. Before deciding to invest, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus, together with the other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, the financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

Risks Related to our Class A common stock

Our Class A common stock has generally had a low trading volume and price fluctuations in our Class A common stock could result from general market and economic conditions and a variety of other factors.

During the period from January 1, 2022 through July 11, 2024, the closing price of our Class A common stock fluctuated between $0.42 and $6.56 per share, with an average daily trading volume for the period of approximately 500,000 shares. The trading price of our Class A common stock may be volatile and could be subject to fluctuations in response to a number of factors beyond our control, including:
•	actual or anticipated fluctuations in our results of operations and those of our competitors;
•	reaction of the market to our announcement of any developments in our business;
•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
•	changes in general economic conditions; and
•	actions of our historical equity investors, including sales of Class A common stock by our principal shareholders, our directors and our executive officers.

Resales of shares of our Class A common stock may adversely affect the market price of the Class A common stock.

The Class A common stock that is being registered for resale under this prospectus represent over 100% of the total Class A common stock outstanding as of July 12, 2024 (assuming that the option and all warrants held by SLF LBI Aggregator, LLC (“Aggregator”) are exercised and the shares of Class A common stock issuable in connection therewith are issued).  The Selling Shareholders will determine the timing, pricing and rate at which they sell the shares of Class A common stock covered by this registration statement into the public market. The sale by the selling shareholders into the market of substantial numbers of shares of Class A common stock could have any adverse impact on the market price of the Class A common stock.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our Class A common stock, the market price of our Class A common stock could decline.

The trading market for our Class A common stock likely will be influenced by the research and reports that equity research analysts publish about the industry, us and our business. The market price of our Class A common stock could decline if one or more securities analysts downgrade our shares or if those analysts issue a sell recommendation or other unfavorable commentary or cease publishing reports about us or our business. If one or more of any analysts who elect to cover us downgrade our shares, the market price of our Class A common stock would likely decline.

SELLING SHAREHOLDERS

The shareholders named in the table below (the “Selling Shareholders”) may from time to time on a delayed or continuous basis offer and sell pursuant to this prospectus and any applicable prospectus supplement the shares set forth in the table below. When we refer to the “Selling Shareholders” in this prospectus, we mean the entities listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interest in shares of our common stock other than through a public sale. The Selling Shareholders may sell all, a portion or none of the shares included in the table below.

The following table and the accompanying footnotes set forth (i) information about each Selling Shareholder, (ii) the number of shares of Class A common stock beneficially held by each Selling Shareholder as of the date of this prospectus and (iii) the number of shares of Class A common stock that may be offered under this prospectus by each Selling Shareholder.

	Pre-Offering			Post-Offering(1)
Selling Shareholder	Total Number of Shares Beneficially Owned	Percentage of Class(2)	Shares Offered	Total Number of Shares Beneficially Owned	Percentage of Class(2)

SLF LBI Aggregator, LLC(3)	9,300,650(4)	18.4%	9,300,650(4)	0	--
SG Broadcasting LLC(5)	42,945,193	92.0%	37,531,996	5,413,197	11.6%
______________
(1)	Assumes the sale of all shares of Class A common stock offered by this prospectus by the Selling Shareholders to third parties unaffiliated with the Selling Shareholders.
(2)
These percentages are calculated in accordance with Section 13(d) of the Exchange Act and the rules thereunder, based on 41,291,540 shares of Class A common stock outstanding as of May 10, 2024, as disclosed in the Company’s definitive proxy statement for its 2024 annual meeting of shareholders.

(3)
HPS Group GP, LLC (“HPS Group”) is the non-member manager of Aggregator. Scott Kapnick is the sole member of HPS Group. Each of Scott Kapnick, HPS Group and Aggregator disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein, if any. The address of each Scott Kapnick, HPS Group and Aggregator is 40 West 57th Street, 33rd Floor, New York, New York 10019.

(4)	Includes shares of Class A common stock issuable upon the exercise of the Warrant (as defined below).
(5)
Includes 5,413,197 shares of our Class B common stock. All shares of our common stock beneficially owned by Standard General, L.P. are held by SG Broadcasting LLC and certain funds. Soohyung Kim is the managing member and Standard General, L.P. serves as investment manager for SG Broadcasting and such funds. Mr. Kim is the managing partner and chief investment officer of Standard General, L.P. and a director of the general partner of Standard General, L.P.. By virtue of the foregoing, Standard General, L.P.  and Mr. Kim may be deemed to beneficially own these shares. Each of Mr. Kim and Standard General, L.P.  disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest in such shares. Each of SG Broadcasting LLC, Standard General, L.P. and Mr. Kim have an address of 767 Fifth Avenue, 12th Floor, New York, NY 10153.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Class A common stock by the Selling Shareholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our Board of Directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

Common Stock

General.  Our authorized common stock consists of 170,000,000 shares of Class A common stock, $0.01 par value per share, 50,000,000 shares of Class B common stock, $0.01 par value per share, and 30,000,000 shares of Class C common stock, $0.01 par value per share. Under Indiana law, shareholders are generally not liable for our debts or obligations.

Dividends.  Holders of record of shares of common stock on a record date fixed by our board of directors are entitled to receive such dividends as may be declared by the board of directors out of funds legally available for such distributions. We may not declare or pay dividends in cash or property on any share of any classes of common stock, however, unless simultaneously the same dividend is declared or paid on each share of the other class of common stock. In the case of any stock dividend, holders of our Class A common stock are entitled to receive the same percentage dividend (payable in shares of Class A common stock) as the holders of our Class B common stock receive (payable in shares of Class B common stock) and the holders of our Class C common stock receive (payable in shares of Class C common stock). Notwithstanding the forgoing, holders of Class B common stock may receive a different dividend or share of dividends than is received by the holders of Class A common stock and Class C common stock if such disparity is approved in advance by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock and a majority of the then-outstanding Class B common stock, each voting as a separate class. The payment of common stock dividends is currently restricted by our credit facility.

Voting Rights.  Holders of Class A common stock and holders of Class B common stock vote as a single class on all matters submitted to a vote of the common shareholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes, except:

•
for the election of three directors voted on by the holders of Class A common stock voting as a separate class (the “Class A Directors”) and the election of four directors voted on by the holders of Class B common stock voting as a separate class (the “Class B Directors”);

•
with respect to any proposed “going private” transaction (as defined below) between the Company and SG Broadcasting (the holder of all the Class B common stock), or an affiliate of SG Broadcasting, or any group of which SG Broadcasting or an affiliate of SG Broadcasting is a member; and

•	as otherwise provided by law.

In the election of directors, the holders of Class A common stock are entitled to vote as a separate class to elect the Class A Directors. Under our Articles of Incorporation, during the term of that certain Management Agreement between MediaCo and Emmis Operating Company (“EOC”) dated November 25, 2019, or so long as amounts remain outstanding under that certain promissory note dated November 25, 2019, from MediaCo to Emmis Communications Corporation, our Board of Directors is required to nominate three persons specified by EOC, and no other persons, to serve as Class A Directors. The holders of Class B common stock are entitled to vote as a separate class to elect the Class B Directors. The holders of Class A common stock and the holders of Class B common stock are entitled to elect the remaining directors by voting as a single class with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes.

In addition to the rights set forth in Articles of Incorporation with respect to the election of directors, as described in the above paragraph, in April 2024, in connection with the Estrella Transactions, the Company entered into a stockholders’ agreement with SG Broadcasting and Aggregator, pursuant to which Aggregator has the right to designate up to three individuals for election to the Board of Directors, subject to reduction and termination based on certain stock ownership requirements (including that such designation right falls away upon Aggregator ceasing to beneficially own at least ten percent (10%) of the fully diluted MediaCo common stock for ten consecutive days).

Directors are divided into three classes, as nearly equal in number as possible, whose three-year terms expire in successive years. At each annual election of directors, the successors to the class of directors whose term then expires are elected to hold office for a term of three years and until the director’s successor is elected and qualifies or until the director’s earlier resignation, removal from office or death. Holders of common stock are not entitled to cumulate votes in the election of directors.

The holders of Class A common stock and the holders of Class B common stock vote as a single class with respect to any proposed “going private” transaction, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes. In addition, the approval of any proposed “going private” transaction requires the approval of the holders of the majority of the outstanding Class A common stock. A “going private” transaction is any “Rule 13e-3 Transaction” (as that term is defined in Rule 13e-3 promulgated under the Exchange Act) between MediaCo and SG Broadcasting, any affiliate of SG Broadcasting or any group of which SG Broadcasting or an affiliate of SG Broadcasting is a member. An “affiliate” is defined as:

•	any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with SG Broadcasting; or

•
any corporation or organization (other than MediaCo or a majority-owned subsidiary of MediaCo) of which SG Broadcasting is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which SG Broadcasting has a substantial beneficial interest.

Under Indiana law, the affirmative vote of the holders of a majority of the outstanding shares of any class of capital stock is required to approve, among other things, a change in the designation, rights, preferences or limitations of the shares of such class of capital stock.

Holders of Class C common stock do not have any rights to vote, except as may be required by Indiana law.

Liquidation Rights.  Upon liquidation, dissolution or winding-up of MediaCo, except as otherwise provided in MediaCo’s Amended and Restated Articles of Incorporation of the Corporation (the “Articles of Incorporation”) or as approved by the affirmative vote of the holders of a majority of the then-outstanding Class A common stock and the holders of a majority of the then-outstanding Class B common stock, each voting as a separate class, the holders of Class A common stock will be entitled to share ratably with the holders of Class B common stock in all assets available for distribution after payment in full of creditors and payment in full to any holders of our preferred stock then outstanding of any amount required to be paid under the terms of such preferred stock.

Conversion.  Each share of Class B common stock is convertible, at the option of its holder, into one share of Class A common stock at any time. One share of Class B common stock will convert automatically and without the requirement of any further action into one share of Class A common stock upon its sale or other transfer to a person or entity other than SG Broadcasting or an affiliate of SG Broadcasting. A pledge of shares of Class B common stock is not considered a transfer for this purpose unless the pledge is enforced. All outstanding shares of Class B common stock will convert automatically and without the requirement of any further action into an equivalent number of shares of Class A common stock upon the affirmative vote of the holders of two-thirds of the holders of the then-outstanding Class B common stock, voting as a separate class.

Other Provisions.  The holders of common stock are not entitled to preemptive rights.

In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A common stock, Class B common stock and Class C common stock must be identical for each class of stock, except that (i) in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that the voting rights provided in our Articles of Incorporation differ between the Class A common stock, the Class B common stock and the Class C common stock, and (ii) holders of Class B common stock may receive different or disproportionate distributions or payments in connection with such merger, consolidation or business combination as compared to those received by the holders of Class A common stock and Class C common stock if such merger, consolidation or business combination is approved by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock, a majority of the then-outstanding Class B common stock, and a majority of the then-outstanding Class C common stock, each voting as a separate class.

No class of common stock may be subdivided, combined, or reclassified unless concurrently the other classes of common stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner, except that shares of one class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock, a majority of the then-outstanding Class B common stock, and a majority of the then-outstanding Class C common stock, each voting as a separate class.

Foreign Ownership Restriction.  The Articles of Incorporation restrict the ownership, voting and transfer of our capital stock, including the Class A common stock, in accordance with the Communications Act of 1934, as amended (the “Communications Act”), and the rules of the Federal Communications Commission (the “FCC”), to prohibit ownership of more than 25% of our outstanding capital stock or more than 25% of the voting rights it represents by or for the account of aliens (as defined in the Communications Act) or corporations otherwise subject to domination or control by aliens. The Articles of Incorporation authorize our board of directors to prohibit any transfer of our capital stock that would cause MediaCo to violate this prohibition. In addition, the Articles of Incorporation provide that shares of our capital stock determined by the board of directors to be beneficially owned by an alien shall always be subject to redemption by MediaCo by action of the board of directors to the extent necessary, in the judgment of the board of directors, to comply with the alien ownership restrictions of the Communications Act and FCC rules. The Articles of Incorporation further authorize our board of directors to adopt such provisions as it deems necessary to enforce these alien ownership restrictions.

Listing.  Class A common stock is listed on the Nasdaq Capital Market under the symbol “MDIA.”

Preferred Stock

Our authorized stock also includes 10,000,000 shares of preferred stock, $0.01 par value per share. The preferred stock may be issued with such designations, preferences, limitations and relative rights as the board of directors may authorize, including but not limited to:

•	the distinctive designation of each series and the number of shares that will constitute such series;
•	the voting rights, if any, of shares of such series;
•
the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable;

•	the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable;
•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;
•	any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the company or the distribution of its assets; and
•	the prices or rates of conversion at which, and the terms and conditions of which, the shares of such series may be converted into other securities, if such shares are convertible.

On April 17, 2024, MediaCo filed with the Secretary of State of the State of Indiana the Articles of Amendment (the “Series B Articles of Amendment”) to the Articles of Incorporation, to designate 60,000 shares of MediaCo’s preferred stock as “Series B Preferred Stock” and to establish the terms, rights and preferences of the Series B Preferred Stock under Article VIII of the Articles of Incorporation.  Also on April 17, 2024, MediaCo issued 60,000 shares of Series B Preferred Stock with an aggregate initial liquidation value of $60.0 million, which Series B Preferred Stock rank senior and in priority of payment to all other equity securities of MediaCo, including with respect to any repayment, redemption, distributions, bankruptcy, insolvency, liquidation, dissolution or winding-up. Pursuant to the Series B Articles of Amendment, the ability of MediaCo to make distributions with respect to, or make a liquidation payment on, any other class of capital stock in the Company designated to be junior to, or on parity with, the Series B Preferred Stock, will be subject to certain restrictions. Issued and outstanding shares of Series B Preferred Stock will accrue dividends, payable in kind, at an annual rate equal to six percent (6.0%) of the liquidation value thereof, subject to increase upon the occurrence of certain trigger events set forth in the Series B Articles of Amendment.  The Series B Preferred Stock is subject to mandatory and optional redemption under certain circumstances, and is not convertible into any other Securities of the Company.  The holders of the Series B Preferred Stock have certain consent rights under the Series B Articles of Amendment.

The Company previously issued Series A Preferred Shares. All of such shares have been converted into Class A common stock in accordance with their terms, and no Series A Preferred Shares remain outstanding.

Warrants

On April 17, 2024, in connection with the Estrella Transactions, MediaCo issued a warrant (the “Warrant”), which provides for the purchase of up to 28,206,152 shares of Class A common stock (the “Warrant Shares”), subject to customary adjustments as set forth in the Warrant, at an exercise price per share of $0.00001.  Subject to certain limitations, the Warrant also provides that the Warrant holder has the right to participate in distributions on Class A common stock on an as-exercised basis.  The Warrant further provides that in no event shall the aggregate number of Warrant Shares issuable to the Warrant holder upon exercise of the Warrant exceed 19.9% of the aggregate number of shares of common stock of MediaCo outstanding, or the voting power of such outstanding shares of common stock, on the business day immediately preceding the issue date for such Warrant Shares, calculated in accordance with the applicable rules of the Nasdaq Capital Market

(“Nasdaq”), unless and until the shareholders of MediaCo approve a proposal, to be made to them at a special meeting of MediaCo shareholders to be held to consider approval of the issuance of shares of Class A common stock upon exercise of the Warrant and pursuant to the option agreement, dated April 17, 2024, by and among MediaCo, its wholly owned subsidiary MediaCo Operations LLC, Estrella and certain subsidiaries of Estrella.

PLAN OF DISTRIBUTION

The Selling Shareholders may, from time to time, sell any or all of their shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of Class A common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Shareholder. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of Class A common stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging in positions they assume. The Selling Shareholders may also sell shares of Class A common stock short and deliver shares of Class A common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares. The Selling Shareholders may also loan or pledge shares of Class A common stock to broker-dealers that in turn may sell such shares.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

The Selling Shareholders also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Class A common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the shares of Class A common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the shares of Class A common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are required to pay all fees and expenses incident to the registration of the shares of Class A common stock. We have agreed to indemnify the Selling Shareholders and certain related persons against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Class A common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Class A common stock by any Selling Shareholder. If we are notified by any Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Class A common stock, if required, we will file a supplement to this prospectus. If the Selling Shareholders use this prospectus for any sale of the shares of Class A common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the Selling Shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of Class A common stock. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Unless otherwise indicated in any applicable prospectus supplement, the validity of the shares of Class A common stock offered by this prospectus will be passed upon for us by Bose McKinney & Evans LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MediaCo Holding Inc. appearing in MediaCo Holding Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Estrella Broadcasting, Inc. as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.mediacoholding.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities offered hereby.  As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement, exhibits and schedules for more information about us and such securities.  The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act’ prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8‑K, will be incorporated by reference into, or otherwise included in, this prospectus:

1.	our Annual Report on Form 10‑K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024 (as amended by Amendment No. 1 thereto, filed with the SEC on April 29, 2024);

2.	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

3.	our Current Reports on Form 8‑K filed with the SEC on March 15, 2024, April 10, 2024, April 18, 2004 (as amended on July 3, 2024) and July 11, 2024; and

4.
the description of the Class A common stock of the Registrant contained in a registration statement on Form 10 filed under the Exchange Act on November 1, 2019 (as amended on November 8, 2019, November 15, 2019 and November 22, 2019) and declared effective by the Commission on November 26, 2019, including any amendment or report filed for the purpose of updating such description.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Chief Financial Officer, 48 West 25th Street, Third Floor, New York, New York, 10010, or you may call us at (212) 229-9797.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

46,832,646 Shares

MEDIACO HOLDING INC.

Class A Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than discounts, commissions and concessions payable to broker-dealers and agents, in connection with the offering and distribution of the securities being offered hereunder.  All amounts other than the filing fee for the registration statement are estimates.  All of these fees and expenses will be borne by the Registrant.

SEC registration fee	$20,944.87
Legal fees and expenses	$22,500.00
Accounting fees and expenses	$20,000.00
Transfer agent and registrar fees and expenses	$--
Printing, engraving and miscellaneous expenses	$1,000.00
Total	$64,444.87

Item 15.  Indemnification of Directors and Officers

Chapter 37 of the Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Registrant’s Articles of Incorporation expressly require such indemnification.

The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual’s conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation that the conduct was in the corporation’s best interests and (B) in all other cases that the individual’s conduct was at least not opposed to the corporation’s best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

The Registrant’s Articles of Incorporation provide that any director or officer of the Registrant or any person who is serving at the request of the Registrant as a director, officer, employee or agent of another entity shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the IBCL. The Articles of Incorporation will also provide that the Registrant shall, upon a determination that such indemnification is permissible, pay the expenses incurred in defending proceedings in advance of their final disposition and authorize the Registrant to maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or any person who is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another entity against expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Articles of Incorporation.

The Registrant has entered into written indemnification agreements with each of its officers and directors that provide for indemnification by the Registrant to the maximum extent permitted under Indiana law.

Item 16.  Exhibits

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Document
3.1
Amended and Restated Articles of Incorporation of MediaCo Holding Inc., as amended; incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 27, 2020.

3.2
Articles of Amendment to Amended & Restated Articles of Incorporation of MediaCo Holding Inc., dated March 23, 2023; incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2023.

3.3
Articles of Amendment to Amended & Restated Articles of Incorporation of MediaCo Holding Inc., dated April 17, 2024; incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2024.

3.4
Amended and Restated Code of Bylaws of MediaCo Holding Inc.; incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on March 24, 2022.

+5.1	Opinion of Bose McKinney & Evans LLP regarding legality of securities being registered.
+23.1	Consent of Bose McKinney & Evans LLP (included in its Opinion filed as Exhibit 5.1 hereto).
*23.2	Consent of Ernst & Young LLP
*23.3	Consent of BDO USA, P.C.
*24.1	Powers of Attorney (included as part of the signature page hereof).
*99.1	Exhibit 99.1 to Amendment No. 1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2024.
*107	Filing fee table.
___________________________
*	Filed herewith.
+	To be filed by amendment.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 12, 2024.

MEDIACO HOLDING INC.

By:	/s/ Jacqueline Hernández
Jacqueline Hernández Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacqueline Hernández and Ann C. Beemish, and each of them, as his or her true and lawful attorneys‑in‑fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post‑effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys‑in‑fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jacqueline Hernández	Interim Chief Executive Officer and Director (principal executive officer)	July 12, 2024
Jacqueline Hernández

/s/ Ann C. Beemish	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	July 12, 2024
Ann C. Beemish

/s/ Deborah A. McDermott	Chair of Board of Directors	July 12, 2024
Deborah A. McDermott

/s/ Colbert Cannon	Director	July 12, 2024
Colbert Cannon

/s/ J. Scott Enright	Director	July 12, 2024
J. Scott Enright

/s/ Andrew Glaze	Director	July 12, 2024
Andrew Glaze

/s/ Robert L. Greene	Director	July 12, 2024
Robert L. Greene

/s/ Mary Beth McAdaragh	Director	July 12, 2024
Mary Beth McAdaragh

/s/ Brett Pertuz	Director	July 12, 2024
Brett Pertuz

/s/ Jeffrey H. Smulyan	Director	July 12, 2024
Jeffrey H. Smulyan

/s/ Amit Thakrar	Director	July 12, 2024
Amit Thakrar

/s/ Patrick M. Walsh	Director	July 12, 2024
Patrick M. Walsh